Exhibit 99.1

Picard Medical / SynCardia Highlight Second Successful
Total Artificial Heart Bridge to Transplant at UCSF Health

Case highlights young patient supported for 119 days with the SynCardia Total Artificial

Heart before successful heart transplantation

TUCSON, Ariz., March 19, 2026 – Picard Medical, Inc. (NYSE American: PMI) (the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today highlighted a case reported by UCSF Health in which a patient in his twenties with advanced biventricular heart failure was successfully bridged to heart transplantation using the SynCardia Total Artificial Heart. The patient, a male in his twenties, received the SynCardia Total Artificial Heart on November 15, 2025 to restore full circulatory support while awaiting a donor heart. After 119 days of support with the device, the patient underwent a successful heart transplant on March 14, 2026.

This case represents the second of five patients at UCSF Health who have been successfully bridged to transplantation using the SynCardia Total Artificial Heart, highlighting the role of total artificial heart therapy in supporting patients with advanced biventricular heart failure while they await a donor organ.

“We are pleased to have performed our second successful redo sternotomy, total artificial heart explant and heart transplant at UCSF and are happy to report that the patient is recovering well,” said Amy G. Fiedler, MD, Associate Professor of Cardiac Surgery and Surgical Director of Heart Transplantation and Mechanical Circulatory Support at the University of California San Francisco. “Our program values its partnership with SynCardia and the ability to bridge some of the sickest patients to successful heart transplantation.”

Cases such as this demonstrate the growing experience with total artificial heart therapy at leading transplant centers such as UCSF Health.

“We congratulate the physicians and care teams involved and are proud the SynCardia Total Artificial Heart provided critical time while this patient awaited transplantation. Adoption at leading transplant centers reflects the growing need for advanced mechanical circulatory support for patients with end-stage heart failure,” said Patrick NJ Schnegelsberg, Chief Executive Officer of Picard Medical.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com